Exhibit 4.97

AMENDMENT

This Amendment, dated as of October 12, 2009 (this “Amendment”), is made by and among Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”), and the other parties hereto (the “Investors”).  Capitalized terms used herein without definition have the respective meanings set forth in the Securities Purchase Agreement dated May 13, 2008 (the “Agreement”).

1. Background.

(a) The parties hereto desire to amend the Agreement to (i) terminate the option of the Purchasers to acquire additional shares in the Second Closing, (ii) terminate the preemptive rights of the Purchasers and (iii) terminate the registration rights of the Purchasers, such amendments to become effective immediately prior to the closing of the New Equity Financing (as defined in Section 2 of this Amendment).

(b) The Company and the Investors who are holders of Preference Shares desire to amend the terms of the Preference Shares as provided in this Amendment, such amendments to become effective immediately prior to the closing of the New Equity Financing.

(c) The parties hereto do not wish to amend the Agreement in any other respect.

(d) The Investors desire to terminate the Voting Agreement, dated May 16, 2008, among themselves and the other Purchasers (the “Voting Agreement-Investors”), such termination to become effective immediately prior to the closing of the New Equity Financing.

(e) The Investors desire to amend the Voting Agreement, dated May 16, 2009, among themselves and the other parties thereto (the “Voting Agreement-Management”) to adopt the new definitions added to the Agreement by this Amendment such Amendment to become effective immediately prior to the closing of the New Equity Financing.

2. Second Closing Amendments.  The Company and the Purchasers agree that the following amendments to the Agreement will become effective immediately prior to the consummation of the equity financing contemplated by the Memorandum of Terms, dated September 30, 2009, a copy of which is attached hereto as Exhibit A (the “New Equity Financing”).

(a) The Agreement will be amended (i) to delete all references in the Agreement to the “Second Closing,” the “Second Closing Amount,” the “Second Closing Date,” the “Per Share Second Closing Purchase Price,” the “Second Closing Purchase Price,” the “Second Registration Statement,” the “Second Filing Date,” the “Second Required Effectiveness Date,” and the “Second Closing Securities” and (ii) to delete the operative provisions of the Agreement employing or relying on such terms but only to the limited extent such provisions employ and rely on such terms and the deletion of such provisions will give effect to the parties’ intentions as provided in Section 1 of this Amendment.

(b) In furtherance of the foregoing, Sections 1.1(b), 1.1(c), 1.1(d), 4.11, 5.3, and 5.4 of the Agreement and Exhibit B to the Agreement will be deleted in their entirety.

3. Other Amendments.  The Company and the Purchasers agree that the following amendments to the Purchase Agreement will become effective immediately prior to the consummation of the New Equity Financing.

(a) Article 8 will be amended to add the following new defined terms:

“New Equity Financing” means the equity financing contemplated by the Memorandum of Terms dated September 30, 2009 among the Company and the other parties thereto.

 “Securities” means the First Closing Securities.

(b) Article 8 will be amended to replace the definition of “Special Rights Termination Event” with the following definition:

“Special Rights Termination Event” shall mean the consummation of the New Equity Financing.

(c) Article 6 will be terminated in its entirety and the terms defined in Article 8 that are used only in Article 6 will be deleted.

(d) Section 10.15 will be terminated in its entirety.

4. Preference Shares Amendment.  The Company and the Investors who are holders of Preference Shares agree that the following amendments to the terms of the  Preference Shares, a copy of which is attached hereto as Exhibit B, will become effective immediately prior to the consummation of the New Equity Financing.

(a) Section 1.2(b)(vi)(B) of the terms of the Preference Shares will be amended and restated in its entirety to read as follows:

(B)
Each Series A Preference Share held by each of the Series A Holders shall automatically convert into one Ordinary Share, and the rights and obligations of the Series A Preference Shares shall terminate, immediately upon the occurrence of a Special Rights Termination Event.

(b) Section 1.2(b)(v)(D)(y) of the terms of the  Preference Shares will be amended and restated in its entirety to read as follows:

(y)	“Special Rights Termination Event” shall mean the consummation of the New Equity Financing.

(c) A new Section 1.2(b)(v)(D)(z) will be added to the terms of the Series A Preference Shares as follows:

(z)	“New Equity Financing” shall mean the equity financing contemplated by the Memorandum of Terms dated September 30, 2009 among the Company and the other parties thereto.”

5. Voting Agreement-Investors Amendment.  The Investors agree that the Voting Agreement-Investors will be terminated in its entirety effective immediately prior to the consummation of the New Equity Financing.

6. Voting Agreement-Management.  The Investors and the Company agree that the changes to the defined terms in the Agreement effected by Section 3 of this Amendment will become applicable to the Voting Agreement-Management effective immediately prior to the consummation of the New Equity Financing.

7. Effectiveness of this Amendment.  This Amendment will become effective upon (i) receipt by the parties of signed counterparts hereof from the Company and (A) Purchasers holding the number of Securities required for the amendments to the Agreement set forth herein to be effective as provided in the Agreement,  (B) Holders holding the number of Registrable Securities required for the amendment to Article 6 of the Agreement set forth herein to be effective as provided in the Agreement, (C) holders of Preference Shares holding the number of Ordinary Shares required for the amendments to the terms of the Preference Shares set forth herein to be effective as provided in the terms of the Preference Shares and (D) Investors holding the number of Ordinary Shares required for the amendments to the terms of the Voting Agreement set forth herein to be effective as provided in the Voting Agreement and (ii) the completion by the Company of any corporate actions necessary for the amendments to the terms of the Preference Shares set forth herein to be effective.

8. Confirmation of Agreement.  The terms, conditions, covenants, obligations and agreements set forth in the Agreement and the terms of the Preference Shares are hereby ratified and confirmed and shall continue in full force and effect as in effect on the date hereof and thereafter as amended by this Amendment in accordance with the provisions governing the effectiveness of the terms hereof.

9. Counterparts; Governing Law.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  This Amendment will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws that would yield a contrary result.

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of October 12, 2009.

AMARIN CORPORATION PLC

By: ______________________________________
Name:
Title:

HOLDERS, HOLDERS OF PREFERENCE SHARES AND INVESTORS	PURCHASERS:

Caduceus Private Investments III, LP
By: OrbiMed Capital GP III LLC
Its:  General Partner
By: ___________________________
Name: Carl L. Gordon
Title:

OrbiMed Associates III, LP
By: OrbiMed Advisors LLC
Its:  General Partner
By: ___________________________
Name: Carl L. Gordon
Title:

Sofinnova Venture Partners VII, L.P.
By: Sofinnova Management VII, L.L.C.
Its: General Partner
By: ___________________________
Name: James I. Healy
Title:  Managing General Partner

Caduceus Private Investments III, LP
By: OrbiMed Capital GP III LLC
Its:  General Partner
By: ___________________________
Name: Carl L. Gordon
Title:

OrbiMed Associates III, LP
By: OrbiMed Advisors LLC
Its:  General Partner
By: ___________________________
Name: Carl L. Gordon
Title:

Sofinnova Venture Partners VII, L.P.
By: Sofinnova Management VII, L.L.C.
Its: General Partner
By: ___________________________
Name: James I. Healy
Title:  Managing General Partner

[Signatures continued on next page]

Longitude Venture Partners, L.P. By: Longitude Capital Partners, LLC Its: General Partner By: ___________________________ Name: Title:	Longitude Venture Partners, L.P. By: Longitude Capital Partners, LLC Its: General Partner By: ___________________________ Name: Title:

Panorama Capital, L.P., a Delaware limited partnership By: Panorama Capital Management LLC, a Delaware limited liability company Its: General Partner By: ___________________________ Name: Title:	Panorama Capital, L.P., a Delaware limited partnership By: Panorama Capital Management LLC, a Delaware limited liability company Its: General Partner By: ___________________________ Name: Title:

Thomas, McNerney & Partners II, L.P. By: Thomas, McNerney & Partners II, LLC Its: General Partner By: ___________________________ Name: Eric Aguiar Title: Manager	Thomas, McNerney & Partners II, L.P. By: Thomas, McNerney & Partners II, LLC Its: General Partner By: ___________________________ Name: Eric Aguiar Title: Manager

TMP Nominee II, LLC By: ___________________________ Name: James Thomas Title: Manager	TMP Nominee II, LLC By: ___________________________ Name: James Thomas Title: Manager

TMP Associates II, L.P. By: Thomas, McNerney & Partners II, LLC Its: General Partner By: ___________________________ Name: Eric Aguiar Title: Manager	TMP Associates II, L.P. By: Thomas, McNerney & Partners II, LLC Its: General Partner By: ___________________________ Name: Eric Aguiar Title: Manager

Fountain Healthcare Partners I, L.P. By: Fountain Healthcare Partners Ltd. Its: General Partner By: ___________________________ Name: Manus Rogan Title: Managing Partner

5